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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (filed September 4, 1985, November 27, 1989, June 7, 1995, September 25, 1996 and December 30, 1998) and Forms S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501 as amended; filed October 4, 1993, File No. 33-50503 as amended; filed October 25, 2001, File No. 333-69388 as amended) of Sonoco Products Company of our report dated January 31, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2002 relating to the financial statement schedule, which appears in this Form 10-K.



                                    /s/ PricewaterhouseCoopers LLP
                                    ------------------------------
                                    PricewaterhouseCoopers LLP


Charlotte, North Carolina
March 28, 2002